SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                     SHARES PURCHASED      AVERAGE
                        DATE             SOLD(-)           PRICE(2)
 COMMON STOCK-PENTON MEDIA INC.
          GAMCO ASSET MANAGEMENT INC.
                      12/02/05            3,000-             .5100
                      11/30/05            5,000-             .5200
                      11/25/05              500-             .4800
                      11/22/05            1,500-             .5300
                      11/18/05            2,500-             .5200
                      11/18/05            1,000-             .5100
                      11/01/05            1,500-             .4300
                      10/31/05              600-             .4400
                      10/17/05            1,000-             .4400
                      10/07/05            1,450-             .4600
                      10/05/05            3,000-             .4400

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE OTC BB.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.